UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2020

Digital Development Partners, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52828 (Commission File Number)	98-0521119 (IRS Employer Identification No.)

17800 Castleton Street, Suite 300, City of Industry, California 91748

(Address of principal executive offices, including zip code)

(626) 581-3335

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

45-day Extension to File Annual Report on Form 10-K

Due to the impact of the COVID-19 pandemic on the business, consultants and service providers of Digital Development Partners, Inc., a Nevada corporation (the “Company”), is unable to file its quarterly report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) by the normally prescribed deadline of May 15, 2020. The Company plans to file its Quarterly Report by no later than June 29, 2020, 45 days after the original due date of its Quarterly Report, in reliance upon the exemption set forth in the Securities and Exchange Commission’s March 4, 2020 Order (Release No. 34-88318) (the “Order”), which, under certain conditions, exempts reporting companies form making certain filings required under the Securities and Exchange Act of 1934 for up to 45 after the normally prescribed deadline.

The Company’s key financial personnel and outside service providers important to the development of its financial statements have been following the recommendations of local health authorities to minimize exposure risk for its team members for the past several weeks, including the temporary closures of its offices and having team members work remotely, and, as a result, the Quarterly Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process.

Risk Factors

It is possible that the novel Coronavirus pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the novel Coronavirus pandemic result in long-term economic weakness in the United States and/or globally, the Company’s ability to establish its business would be severely negatively impacted. It is possible that the Company would not be able to sustain during any such long-term economic weakness.

The Company may suffer sluggish or negative sales growth as a result of the novel Coronavirus pandemic. It is possible that the negative economic impact caused by the novel Coronavirus pandemic will result in long-term economic weakness in the United States and/or globally and the Company’s ability to establish its business would be severely negatively impacted. It is possible that the Company would not be able to survive as a going business during any such long-term economic weakness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Date: May 14, 2020.

DIGITAL DEVELOPMENT PARTNERS, INC

By:	/s/ FABIAN G. DENEAULT
Fabian G. Deneault
President